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                                                                    EXHIBIT 10.9

                                SUPPLY AGREEMENT
             ENTERED INTO AND SIGNED ON THIS 25 DAY OF MARCH, 2004

BY AND BETWEEN:  OMRIX BIOPHARMACEUTICALS LTD,
                 whose address for the purposes hereof is:
                 MDA Blood center
                 Tel Hashomer Hospital
                 Kiryat Ono, Israel

                 (Hereinafter referred to as: "OMRIX")

                                                              OF THE FIRST PART;

                                      AND

                 PLASTMED LTD.
                 a company registered in the______________________________, whose address for the purposes hereof is at____________________________________________________

                 (Hereinafter referred to as: "PLASTMED")

                                                             OF THE SECOND PART;

WHEREAS: Omrix wishes to contract PlastMed for the manufacture and supply exclusively for and to Omrix of Quixil applicator devices, as denned and described in ANNEX A' to this Agreement (hereinafter: "THE DEVICES"); and

WHEREAS: PlastMed has agreed to exclusively manufacture by sub-contracting the Devices for Omrix and supply the Devices exclusively to Omrix, according to the quantities, the timetables and the quality indicated in this Agreement: and

WHEREAS: The parties wish to set in writing their mutual rights and obligations and all according to this Agreement;

NOW THEREFORE IT IS AGREED DECLARED AND STIPULATED BETWEEN THE PARTIES AS
FOLLOWS:

      PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.
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                                       2

1.    PREAMBLE AND APPENDICES:

            The Preamble to this Agreement and its appendices constitute an integral part hereof and shall be read jointly herewith.

2.    INTERPRETATION:

      2.1 This Agreement shall be governed by the law of Israel and it's sections shall be interpreted by it.

      2.2 The headings of the sections of this Agreement are intended for convenience only and shall not be used to interpret the sections of the Agreement and/or shall not affect the content thereof.

      2.3 In this Agreement the terms set forth below will have the meanings set out beside them unless the context shall require otherwise:

          "THE AGREEMENT"                        This Contract;

          "THE PARTIES" "A PARTY"                Omrix and/or PlastMed.

          "THE DEVICE"

                                                   Quixil applicator
                                                   device, as defined in
                                                   Annex A attached herewith
                                                   to this Agreement.

3     PERIOD OF THE AGREEMENT:

      3.1 This Agreement is entered into for a period of Five (5) years, commencing on the date of signing of the Agreement (hereinafter:
            "THE TERM").

      3.2 It is agreed that the Term is determined in view of the Parties commitments and in light of their mutual representations herein.
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                                       3

      3.3 At the end of the Term, should Omrix desire to order the manufacture and supply from another supplier(s), it shall first offer PlastMed to supply the new order(s) for the Device, at such price and under such timetable, terms of payment and other terms as offered to Omrix by such other supplier in good faith, provided however that PlastMed has fulfilled all of its obligations herein, including without limitations, manufacture of the Devices in accordance with the specifications and quality requirements setforth herein. In the event PlastMed shall exercise the above right of first refusal, the applicable terms of this Agreement shall apply to the manufacture and supply of the new order by PlastMed Mutatis Mutandis.

      3.4 The parties hereby agree and undertake that in this case, if PlastMed shall accept this offer to continue and supply the Devices, then the Terms of this Agreement shall be renewed automatically for an additional period of 1 year.

4.    PLASTMED'S OBLIGATIONS:

          PlastMed hereby undertakes to:

      4.1 Manufacture the Devices, control the quality thereof and supply the Devices to Omrix in strict compliance with the requirements of the US FDA and the European Community Authorities and in accordance with the instructions of Omrix, the technical specifications and quality standards detailed in ANNEX A' attached hereto (collectively the "TECHNICAL SPECIFICATIONS").

      4.2 The Devices shall be manufactured by PlastMed or by reliable sub contractor(s) of PlastMed. For avoidance of doubt. PlastMed shall be solely and fully responsible for the quality of the Devices and for their timely delivery to Omrix.

      4.3 It is agreed that the prices stated in Section 5.5 to this Agreement, include all works involved and/or related to the manufacture and supply of the Devices, including without limitation, planning, production, supervision, assembly of the Devices' various components, and delivery to Omrix of the Devices, as agreed herein.
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                                        4

      4.4 It is stipulated that the prices for the device as set in this Agreement includes PlastMed's expenses due to stock management, warehouse services and printing/labeling (including without limitation, the box and 3 sizes of tray lids but exclude sterilization and additional requirements or development of similar products such as long catheter or any other additions to the Devices as detailed in ANNEX A'. At the request(s) of Omrix, PiastMed shall change the printing on the Device/s boxes and/or on the tray lids. PiastMed shall bear the costs of the first two changes. Any additional printing changes shall be charged as shall be agreed between the parties in advance.

      4.5 Without prejudice to anything herein and in addition thereto, PiastMed shall provide the services listed in ANNEX A.

      4.6 During the Term and for a period of 36 months thereafter, PiastMed shall not manufacture devices similar to the Devices for anybody other than Omrix.

5.    OMRIX'S OBLIGATIONS:

      5.1 Subject to the performance by PlastMed of all its obligations, Omrix will order from PiastMed, after a running period, which will end on December 31st, 2004, at least 80% of all of its requirements for the Devices during the Term. Omrix shall be entitled to order no more than 20% of all of its requirements for the Devices during the Term from their current supplier or from any other manufacturer. Subject to such limit of 20% PlastMed shall be the exclusive supplier to Omrix with regard to the Device.
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                                       5

      5.2 Omrix will finance the cost of the molds required for the manufacture of the Devices. The molds shall be designed and planed by PlastMed and ordered by PlastMed, from a reliable mold maker. PlastMed shall be solely and fully responsible for the quality of the molds and their suitability for their purpose.

          The molds will be ready no later than 7 months as of the signing date of this Agreement. The molds will be held by PlastMed or its subcontractors, as the case may be, in trust and on behalf of Omrix, provided however, that Omrix shall not be entitled to take physical possession of the molds until the payment by Omrix in full of the amount of *** EURO which shall be paid in the following manner: *** Euro in advance at the date of signing this Agreement. *** Euro shall be paid within 12 months thereafter, the remaining *** Euro shall be paid in 4 equal installments during the second year of this Agreement i.e. at: February 1st, at May 1st, at August 1st and at November 1st. The molds shall be deigned and planed for 1.000.000 guaranteed shots, all maintenance and repair costs after 1.000.000 shots shall be paid by Omrix up to *** from the original cost of the molds. PlastMed will be responsible to store, keep and maintain the molds up to 1 M shots. PlastMed will be responsible for storing and keeping the molds under good conditions and will assure that no damage theft etc will happened to the molds.

      5.3 Prices per one Device packed in printed box are DDP (Delivered all Duties Paid with the exception of VAT) Cure Medical Warehouse at Emek Hefer Industrial Area, Israel (INCOTERMS 2000), according to the quantities ordered and are as stated in the following chart.

          Quantity ordered: Price per Device in USD:

           Up to 60,000      ***
           Devices
           60,001-120,000    ***
           120,001-200,000   ***
           200,001 and more  ***

      5.4 Omrix shall pay during each calendar year an amount corresponding with the above chart, in accordance with the quantities forecasted. At the end of the year the parties will carry an adjustment in accordance with the actual quantities ordered, and an appropriate credit note or debit note shall be issued by PlastMed to Omrix. In the event that a debit note was issued, Omrix shall pay the amount specified therein within 21 working days of the receipt of such debit note.
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                                      6

      5.5 It is agreed that in addition to every payment aforementioned (which incorporates all duties that are the responsibility of PlastMed as per delivery terms DDP at Cure Medical's warehouse at Emek Hefer Industrial area. Israel INCOTERMS 2000). Omrix shall bear any additional tax, including but notwithstanding V.A.T., or any other tax the Israeli law shall require from Omrix.

            Such taxes shall be added to any sum aforementioned, at the date of payment.

      5.6 In the event that PlastMed will fail to deliver the first order within 8.5 months from the date of signing this agreement (the "FIRST SUPPLY DATE"), Omrix shall be entitled to receive to it's possession, free of any liens, encumbrances and/or charges the mold/s that have been manufactures by sub-contractors for PlastMed, for the purpose of manufacturing the Device, provided that Omrix paid PlastMed the entire cost of the molds as detailed in Section 5.2., Such 8.5 month period shall be extended by Omrix, if it shall be apparent that the extension is not required due to PlastMed's gross negligence or malice.

      5.7 Omrix shall transfer the agreed upon payments by a Bank Transfer directly to PlastMed's Bank Account or to any other bank account as instructed in writing by PlastMed.

      5.8 In case PlastMed shall instruct Omrix to transfer any of the aforementioned payments to an Israeli bank account then any such transfer shall be made according to the exchange rate at the date of payment.

      5.9 Money transfer shall not be deemed accepted until such time as Omrix shall provide PlastMed with a suitable endorsement confirming the transfer.

6.    ORDERS AND DELIVERY:

      6.1   ANNUAL FORECAST

         6.1.1 Omrix shall deliver to PlastMed an annual purchasing forecast for each calendar year (hereinafter: "THE ANNUAL FORECAST").

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                                      7

         6.1.2 The Annual Forecast for each year shall be delivered in writing, no later than October 1st of the preceding calendar year, and shall be updated as of April 1st of such calendar year, as long as the Annual Forecast remains in the limits of the Annual Commitment as defined in 6.1.3.

         6.1.3 Omrix shall be obliged to purchase in each and every calendar year a quantity, which is not less than 75% and not more than 125% of the Annual Forecast for such calendar year (hereinafter: "THE ANNUAL COMMITMENT"). Any difference between the amount actually purchased during a calendar year and the Annual Forecast shall be purchased during the following calendar year.

         6.1.4 PlastMed shall be prepared to supply Omrix all the quantity of Devices detailed in the Annual Forecast, according to the dates of delivery therein. Without prejudice to the above, in the event Omrix shall order quantities of the Devices exceeding 125% of the Annual Forecast, PlastMed will use its best endeavors in order to supply the entire quantity ordered.

   6.2

         6.2.1 To the extent possible in view of existing orders placed with Omrix and subject to section 6.2.2, Omrix shall place with PlastMed quarterly orders not later then December 1st for the quarter beginning January 1st of the next year), March 1st (for the quarter beginning on April 1st.), June 1st (for the quarter beginning on July 1st.) and September 1st (for the quarter beginning on October 1st) of each calendar year (hereinafter: an "Quarterly Order").

         6.2.2 Each Quarterly Order shall include purchase of not less than 25% of the Annual Commitment for Devices.

         6.2.3 Each Order shall include the required quantity of Devices, and the exact intended date of delivery, which shall be at least 60 (sixty) working days following the date of the Order (hereinafter: the "DELIVERY DATE").

         6.2.4 PlastMed shall confirm its acceptance of the Order in writing, no later than 7 (seven) days of receipt of the Order."

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                                      8

         6.2.5 Payment terms shall be net + 30 days of the delivery date of each consignment.

6.4       DELIVERY:

         6.4.1 PlastMed will supply the Devices to Omrix DDP (Delivered all Duties Paid with the exception of VAT) Cure Medical Warehouse at Cure Medical's warehouse, Israel (INCOTERMS 2000), at the prices indicated in section 5.5 above. PlastMed warrants that the Devices, which shall be purchased by Omrix from PlastMed, shall be manufactured in accordance with the terms of this Agreement and shall be free from any defects.

         6.4.2 After Omrix or it's representative collects the Devices in accordance with the terms of section 6.4.1 above, the responsibility, for the Devices shall fully transfer and lie with Omrix.

         6.4.3 Following collection of the goods by Omrix, Omrix shall have a twenty one working days period to file any claim with PlastMed for any defective Device, unless Omrix will notify PlastMed that the Devices are being held in inventory, in which case the twenty one days shall only commence on the date when the Devices would be delivered to Omrix's customer(s), but in any event no later then 4 months from the date when the Devices were delivered by PlastMed (hereinafter the "DEFECTIVE CLAIM PERIOD").

                  After the expiry of said Defective Claim Period, Omrix shall be deemed to have received the Devices at its full satisfaction. Notwithstanding the above, PlastMed shall be responsible for any defective Device(s), including if the defect and/or incompatibility with the Technical Specifications has been discovered after the Defective Claim Period, provided that a reasonable check of the Device(s) by Omrix during the Defective Claim Period did not reveal any defect and/or incompatibility of the Device(s) and further provided that Omrix informed PlastMed of the defective Device(s) within 21 twenty one working days period of the defect and/or incompatibility.

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                                      9

         6.4.4 PlastMed shall replace, at its sole cost and expense, any and all defective Device(s) (provided such defect occurred prior to delivery to Omrix) and/or Device(s) not complying with the Technical Specification, provided that Omrix has notified PlastMed thereof within the time limit set in section 6.4.3 above.

         6.4.5 If Omrix, for any reason, is unable to accept the Device(s) at the time it is due and ready for delivery, PlastMed shall store the Device(s) free of charge for an additional period of six months, safeguard it and take all reasonable steps to prevent its deterioration during this period.

         6.4.6 PlastMed acknowledges that it is aware of the fact that supply of the Devices to Omrix in complete compliance with the Technical Specifications and the delivery on times requested by Omrix is crucial to the supply by Omrix of biological glue to its customers, and material deviation there from by more than 21 working days may cause Omrix irreparable damages.

7.  TRANSFER OF TITLE:

      Until delivery the Devices will be held by PlastMed in trust and on behalf of Omrix. The Title in the Devices shall pass to Omrix upon delivery, without derogating from PlastMed's right to be fully paid for the Devices in accordance with the terms of this Agreement.

8.  FDA, CE APPROVALS:

      Omrix will prepare all the applications for the approval of the manufacture of the Devices by the US and EC authorities. PlastMed shall extend to Omrix all reasonable assistance required for the preparation of such applications.

9.  LICENSES AND CUSTOM CLEARANCE:

      Subject to the provisions of Section 6.4.1 above, Omrix hereby undertakes to obtain the necessary Import / Export or any other Licenses (if required), and to make all the necessary arrangements including all payments due in order to obtain clearance for the purchase of the Device according to this Agreement.

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                                     10

10. FORCE MAJEURE:

      10.1 Force Majeure, under the present Agreement, denotes all events which did not exist at the date of the signing of this Agreement and/or which occur beyond the will and control of the parties, and the occurrence and effects of which cannot be prevented by measures and means which in the specific situation may reasonably be required and owing to which it is impossible to perform the Agreement within the terms and on the conditions hereof.

      10.2 Both parties shall use all efforts to perform their respective obligations under this Agreement, but shall be excused for failure to perform or for delay in performance hereunder due to Force Majeure, including causes beyond the control of either, such as fires, strikes, floods, epidemics, war, riots.

      10.3 Throughout the period of Force Majeure the obligations of both parties are automatically extended for the duration of the delay caused by Force Majeure.

11. PLASTMED - AN INDEPENDENT CONTRACTOR:

    It is hereby agreed between the parties as follows:

      11.1 It is agreed and known to the parties that in order to produce and supply the Device, PlastMed is planning to manufacture the Device in a unique and exclusive manner.

                Therefore, it is agreed that PlastMed acts as an independent contractor in executing this Contract and/or in providing the Services under this Contract, and no right granted under the Contract to Omrix or any persons appointed by them or acting in their name or on their behalf, to supervise or intervene in any manner in the execution of PlastMed's work and/or in the provision of the Services, is to be regarded as anything more than a means to ensure the full performance of the provisions of the Contract, and PlastMed and its workers or any person employed by it in providing the Services will have no rights of employees of Omrix, and will not be entitled to any payment, compensation or other benefits from Omrix in connection with the performance of the Contract or any instruction given there under, or in connection with the rescission or termination of the Contract, for any reason whatsoever.
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                                       11

      11.2 That any person employed by Omrix connected to this contract will have no rights of employees of PlastMed, and will not be entitled to any payment, compensation or other benefits from PlastMed in connection with the performance of the Contract or any instruction given there under, or in connection with the rescission or termination of the Contract, for any reason whatsoever.

12. Omrix Warrants and guarantees that the design, construction and quality of Device to be Supplied under this Agreement comply in all aspects and with all relevant requirements of Law, Statute, Statutory Rule or Order, or other instrument having the force of Law in the State which may be in force at the time when the same are supplied. In the event that no such Law, Statute or Order exist in a certain territory where the Device/s is supplied, Omrix takes all responsibility to such supply and shall indemnify and hold PlastMed harmless in the event of any damage, expenses or harm due to such supply.

13.   INFRINGEMENT OF PATENTS:

      13.1 Omrix hereby declares that it holds title by assignment to the invention known as "QUIXIL" applicator device that is the subject of Applicator device for applying a multiple fluid, in particular a multi-component tissue glue, Patents: USA: Application No. 09/254552, Patent no. 6,113,571. Europe: Application no. 96 931
            070,5, Patent no. 0 925026.

      13.2  Subject only to the limitations on liabilities set out in this
            Section 13.2 and pursuant to the provisions of Section 13.3 Omrix hereby agrees to immediately indemnify PlastMed and hold it harmless from any expanses awards or recoveries finally assessed by a court of competent jurisdiction and specifically resulting from any infringement of any patent, registered design, trade mark or trade name protected in Israel or any other place by reason of manufacturing of the Devices, the use or sale by Omrix of the Devices manufactured by PlastMed, provided, however, that Omrix's duty to indemnify shall be subject to PlastMed's promptly notifying Omrix in writing of any notice PlastMed receives claiming or asserting infringement of a patent or registered design or trade mark or trade name, to which this indemnity applies, and lending all reasonable assistance, at its expense, in the defense or settlement of such suit which defense shall be under the control and direction of Omrix.
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                                       12

      13.3 Should Omrix decide to take control of the defense it shall notify PlastMed so, and in such case Omrix shall bear the expense, and shall have sole and complete control of the defense, conduct all negotiations for the settlement, adjustment or compromise of all aspects of any suit with respect to which Omrix shall have an obligation to indemnify PlastMed under Section 13.2 above. As long as PlastMed will take control of the defense, Omrix, subject to the fulfillment by PlastMed of its obligations under Section 13.2 above, will bear the reasonable cost of PlastMed defense in such proceedings, provided the infringement is not a result of manufacture of the Device by PlastMed and/or any of its subcontractors not in accordance with the Technical Specifications and any other relevant terms of this Agreement.

      13.4 The parties warrants that they are the possessor of certain intellectual property rights, formulas, drawings, plans, specifications, software programs, algorithm, assembling, marketing and other business experiences, technical knowledge and Know-how in the field of design, manufacturing, assembling and marketing of the Device, that they consider to be confidential or proprietary information of value (hereinafter: "CONFIDENTIAL INFORMATION").

      13.5 Any design or instructions or act furnished or given by one party (the "Granting Party") to the other party (the "Receiving Party") shall not be deemed as giving the Receiving Party any consent to infringe any Confidential Information of the Granting Party and/or to grant the Receiving Party any right with respect thereto. For avoidance of doubt, nothing in this Agreement shall be construed as granting the Receiving Party any right or title to any part the Confidential Information and/or to any intellectual property of the Granting Parry, whether registered or not. Disclosure of Confidential Information by PlastMed to any sub-supplier shall be subject to the written prior approval of Omrix and to such sub-supplier signing a confidentiality agreement, which will include the provisions of Sections 13.4, 13.5 and 15 hereof, securing Omrix rights herein.

      13.6 Omrix, directly or indirectly (including, but not limited to other companies connected to Omrix whether by other agreements or by other businesses relations and/or companies Omrix holds their shares or companies that holds Omrix shares), shall not during the term of this Agreement and 4 (four years) thereafter order the supply or manufacture of the Device or any part thereof or any other product or device from any subcontractors or suppliers of PlastMed.

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                                       13

14.   BANKRUPTCY AND LIQUIDATION:

      14.1 If a party hereto ( a "BANKRUPT PARTY") shall at any time, becomes bankrupt, or shall have a receiving order or administration order made against it, or shall make any composition or arrangement with, or for the benefit of its creditors or shall purport to do so, or if it shall become insolvent or bankrupt, or any application shall be made under the Bankruptcy Act, for the time being in force, for sequestration of its assets, or a trust deed shall be granted by it on behalf of its creditors, or if the Bankrupt Party shall file a request to be wound up (not as result of reconstruction or amalgamation) or if a receiver, or manager on behalf of the creditor shall be appointed, or if circumstances shall arise which entitle the Court or a creditor to appoint a receiver or manager, or which entitle the Court to make a winding up order, then the other party hereto shall be at liberty:

    14.1.1  To cancel the Agreement by notice in writing without compensation to the Bankrupt Party, or

    14.1.2  To give any such receiver or liquidator or other person the option to carry out the Agreement.

      14.2  The exercise of any of the rights granted to a party under sub-
            Section 14.1 hereof should not prejudice or affect any other right of such party.

15.   SECRECY:

         The parties undertake that at all times hereafter, they shall keep confidential, and not disclose to any third party, any information concerning this Agreement, any knowledge or information concerning the other party and in connection with the performance of this Agreement, reaching it by virtue of or during the course or incidental to the performance of this Agreement or the provision of the Services, during, before the commencement of or after the termination of the Agreement Term. Without derogating from the above, PlastMed shall keep as strictly confidential all the information that will come to its knowledge and which refers to the Devices and/or to Omrix and/or to the business of Omrix, subject to terms of this Agreement.

16.   NOTICE OF LABOR DISPUTES:

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                                       14

        Whenever an actual or potential labor dispute threatens to delay the performance of this Agreement, the affected party shall immediately give notice thereof to the other party.

17.   INDEMNIFICATION:

      17.1 PlastMed shall defend, indemnify and hold harmless Omrix from any and all claims pertaining to any defects in the Devices to be supplied by PlastMed to Omrix, except for any defect/s stemming from the or pertaining to the Technical Specifications. It is further agreed that PlastMed shall not be responsible or liable to Omrix and/or any third party except for damages due to Devices that do not comply with the Technical Specifications

      17.2 Omrix shall be solely liable for any direct or indirect physical or any other damage or loss which any third party has suffered or might suffer due to any use of the Device and/or act and/or omission of Omrix or anyone acting on his behalf. It is stipulated that Omrix shall be liable for any personal injury to or death of any person arising out of or in the course of or caused by the performing of this Agreement including any such liability caused by use of the Devices, provided, however, that any such direct or indirect physical or any other damage or loss were not caused as result of poor workmanship and/or any defects in a Device supplied by PlastMed except for any defect/s stemming from the or pertaining to the Technical Specifications, but including any defects in a Device resulting from manufacture thereof not in accordance with the Technical Specifications. The above provisions shall apply to PlastMed only with regard to the supply and manufacture of Devices that do not comply with the Technical Specifications.

      17.3 According to the provisions of Section 17.2 above, Omrix or PlastMed, as the case may be, shall be liable for, and shall indemnify each other against any expense, liability, loss, claim or proceedings in respect of any injury or damage whatsoever to any person insofar as such injury or damage arises out of or in the course of or by reason of the carrying out of this Agreement and or use of the Device. The above provisions shall apply to PlastMed only with regard to the supply and manufacture of Devices that do not comply with the Technical Specifications.

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                                       15

      17.4 Omrix or PlastMed, as the case may be, shall further indemnify each other against and hold it harmless from any and all direct losses, damages and liabilities (or actions in respect thereof), arising out of, resulting from, based on or otherwise incurred by Omrix or PlastMed, as the case may be, in connection with any misrepresentation, breach of a warranty or failure to perform any covenant or obligation of Omrix or PlastMed, as the case may be, under this Agreement, including all exhibits, schedules and other documents relating hereto. The above provisions shall apply to PlastMed only with regard to the supply and manufacture of Devices that do not comply with the Technical Specifications.

18.           LIABILITY & INSURANCE:

      18.1 Without derogating from any of PlastMed's obligations herein, PlastMed shall be fully and solely liable and responsible for every Device as of the date on which a Purchase Order is issued to PlastMed by Omrix and until the Device is delivered to Omrix in accordance with the terms of this Agreement and thereafter, for the a period of 12 months from the Delivery Date (hereinafter the "LIABILITY PERIOD"). The above provisions shall apply to PlastMed only with regard to the supply and manufacture of Devices that do not comply with the Technical Specifications.

      18.2 Omrix shall be solely liable for any direct or indirect physical or any other damage or loss which any third party has suffered or might suffer due to any use of the Device, and/or act and/or omission of Omrix or anyone acting on his behalf. It is stipulated that Omrix shall be liable for any personal injury to or death of any person arising out of or in the course of or caused by the performing of this Agreement including any such liability caused by use of the Devices, provided, however, that any such direct or indirect physical or any other damage or loss were not caused as result of poor workmanship and/or any defects in a Device supplied by PlastMed except for any defect/s stemming from the or pertaining to the Technical Specifications, but including any defects in a Device resulting from manufacture thereof not in accordance with the Technical Specifications. The above provisions shall apply to PlastMed only with regard to the supply and manufacture of Devices that do not comply with the Technical Specifications.

      18.3 Without derogating from the foregoing and from any of PlastMed's and Omeric's obligations herein, The parties shall indemnify and hold harmless each other for their Liabilities and obligations as described above.

      18.4 It is expressly clarified that in no event PlastMed's obligations under Section 18.3 shall be limited to the extent of any insurance available to and or provided by PlastMed and/or by Omrix.

      18.4A For avoidance of any doubt, it is agreed that PlasMed shall be liable according and with regard to this agreement solely and only in the event that PlastMed manufactured a defective Device, which does not comply with the Technical Specifications.

      18.5 Without derogating from PlastMed's liabilities and/or obligations pursuant to this Agreement or pursuant to any law. including but without limitations, PlastMed's obligation to insure itself with various insurances as it may think fit, like damage, theft etc and without Omrix assuming any liability vis-a-vis PlastMed the following provisions with respect to Insurance shall apply:

                  18.5.1 Omrix shall provide and maintain while the agreement is being performed and for 7 (seven) years AFTER the actual use of the device, insurance with the limit of the insurance pursuant thereto being not less than 5,000,000 USD per event and in total for the term, in respect of any injury or damage which might be caused in consequence of any defect in the Devices. "Product Liability" insurance with the limit of the insurance pursuant thereto being not less than 5,000,000 USD per event and in total for the term, in respect of any injury or damage which might be caused in consequence of any defect in the Devices.

                  18.5.2 It is agreed that if Omrix's Product Liability insurance is cancelled or the scope thereof is narrowed, and/or if the Omrix does not provide confirmation of the insurance required from him according to this Agreement, any of them and/or the renewal thereof in time, or if the confirmation does not conform with the provisions hereof, PlastMed may, but shall not be bound to, take out the said insurances, or any of them, at its expense, without such imposing any liability on PlastMed and/or anyone on its behalf or exempting Omrix from any liability imposed on it pursuant hereto and/or at law. Omrix shall indemnify PlastMed immediately upon its first demand, for any amount paid by PlastMed as insurance premiums for Omrix as aforesaid. The amount of the indemnity shall be deemed a debt due to PlastMed from Omrix, pursuant to the Agreement's provisions.

                  18.5.3      The policies shall include:

                              (i) PlastMed its subsidiaries and its as an equal insured;

                              (ii) a "Cross Liability" clause;

                              (iii) waiver, by the insurer, of any right of subrogation against any of the those included in the insured name including any of their employees.

                  18.5.4 PlastMed alone shall be liable for paying the excess specified in the policy.

                  18.5.5 Insofar as in PlastMed's opinion or pursuant to the terms of this Agreement and any annex thereto there is a need to extend the scope of the insurance or to take an additional insurance, PlastMed undertakes to do so at its expense.

19.   ENTIRE AGREEMENT

            This Agreement, including the tender, all exhibits, schedules and other documents relating hereto, constitutes the sole, entire and binding agreement among the parties hereto pertaining to the transactions contemplated herein and embodies agreed upon terms binding upon the parties in respect thereof No party to this Agreement shall be liable or bound by prior or contemporaneous, express or implied representation, warranty. Statements, promise, covenant or agreement pertaining to said transactions made by it or on its behalf unless same is expressly or impliedly set forth or referred to herein.

20.   AMENDMENTS, WAIVERS, DISCHARGE AND CONSENT:

      20.1 No failure to exercise and no delay in exercising any right, remedy, privilege or power under or pursuant to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power.

      20.2 No amendments change or modification of this Agreement or any of the provisions, term or conditions hereof, on waiver of a right, remedy, privilege or power, or discharge of an obligation or liability, conferred upon, vested in or imposed on either party under or pursuant to this Agreement, and no consent to any act or omission pertaining hereto shall come into operation and be effective unless duly embodied in a written instrument signed by or on behalf of the party against whom such amendment, change, modification, waiver, discharge or consent is asserted or sought.

21.   PARTIAL INVALIDITY OR UNENFORCEABILITY:

            If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed, as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

22.   ORDER OF PRECEDENCE:

            The following order of precedence shall govern in the event of a conflict between documents of this Agreement:

      1.    The Technica Specifications of Omrix.

      2.    This Agreement

      3.    Proposal Documents.

            Appendices to the Proposal Document.

            Omrix Product liability insurance.

23.   LAW & ARBITRATION

            All disputes between the Parties hereto which cannot be amicably settled between such Parties, shall be finally settled solely by arbitration of a single arbitrator, selected and appointed by mutual agreement between the Parties in dispute. Should the Parties in dispute not reach agreement concerning the appointment of the arbitrator, within fourteen (14) days after delivery by one of those Parties to the other Party/is of a written notice requesting that the dispute be referred to arbitration, and then the arbitrator shall be selected by the Chairman of the Israel Law Bar.

      The arbitration proceedings shall be conducted according to the Rules of Arbitration of the Law of Israel, and shall be held in Tel- Aviv

24.   NOTICES:

      24.1 Any notices submitted to the above mentioned official address of the parties, will be deemed received by that party after 7 days from date of submission to a Post Office by registered Air-Mail, or in case of Fax - 24 hours dispatch, subject to receipt of fax confirmation.

      24.2 All the above-mentioned time terms refer to ordinary working days and are subject to the existence of normal communication conditions.

      IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT:

      /s/ Authorized officer                       /s/ Nissim Mashiach
      ----------------------------                 ----------------------------
             PLASTMED                                        OMRIX